Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Teltronics, Inc., 2000 Employee Stock Purchase Plan of our report dated March 15, 2004, with respect to the consolidated financial statements and schedule of Teltronics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tampa, Florida
April 12, 2004